Exhibit 5.1

TEL AVIV	ZURICH	WWW.GOLDFARB.COM
Ampa Tower, 98 Yigal Alon St.	14 Mittelstrasse
Tel Aviv 6789141, Israel	Zurich 8008, Switzerland
Tel +972 (3) 608-9999	Tel +41 (44) 818 08 00
Fax +972 (3) 608-9909	Fax +41 (44) 818 08 01
INFO@GOLDFARB.COM	ZURICH@GOLDFARB.COM

February 5, 2021

Itamar Medical Ltd.

9 Halamish Street

Caesarea 3088900, Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to Itamar Medical Ltd., an Israeli company (the “Company”), in connection with a Prospectus Supplement (“Prospectus Supplement”) filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”), dated February 5, 2021, to the Registration Statements on Form F-3 (File No. 333-250155 and 333-252364) (the “Registration Statements”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act, relating to the sale (i) by the Company of an aggregate of 2,196,499 American Depositary Shares (“ADSs”), each representing 30 ordinary shares, par value NIS 0.01 per share, of the Company (the “Ordinary Shares”), which includes up to 228,033 ADSs subject to an underwriters’ option to purchase additional ADSs from the Company (collectively, “Primary ADS”) and (ii) by a certain selling shareholder named in the Prospectus Supplement (the “Selling Shareholders”) of an aggregate of 1,310,000 ADSs, which includes up to 229,336 ADSs subject to an underwriters’ option to purchase additional ADSs from the Selling Shareholder (collectively, “Secondary ADS”). The Primary ADSs and Secondary ADSs are to be sold pursuant to an underwriting agreement, by and among the Company, the Selling Shareholder, Piper Sandler & Co., Cowen and Company, LLC and SVB Leerink LLC, as representative of several underwriters, dated February 5, 2021 (the “Underwriting Agreement”).

This opinion is being furnished in connection with the requirements of Items 601(b)(5) and (b)(23) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statements, the prospectuses that forms a part thereof, any prospectus filed pursuant to Rule 424(b) with respect thereto or any 462(b) Registration Statement, other than as expressly stated herein.

In connection with this opinion, we have examined and relied without investigation as to matters of fact upon the Registration Statements and exhibits thereto, the prospectuses that are part of the Registration Statements, the Prospectus Supplement, corporate resolutions of the Company (such resolutions, the “Resolutions”) that relate to the Registration Statements, the Underwriting Agreement and other actions to be taken in connection therewith, such originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and statements of public officials and officers and representatives of the Company, and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. We have also assumed that the Resolutions will not be rescinded, cancelled, amended or modified in any way.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein, we are of the opinion that (i) the Ordinary Shares underlying the Primary ADSs have been duly authorized and, when issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and (ii) the Ordinary Shares underlying the Secondary ADSs have been duly authorized and are validly issued, fully paid and non-assessable.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

The opinion set forth in this letter is effective as of the date hereof. We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereafter may be brought to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Form 6-K to be filed by the Company with the Commission on or about the date hereof, the incorporation thereof by reference in the Registration Statements and the references to this firm in the section entitled “Legal Matters” in the Registration Statements and in the prospectuses that form a part thereof. This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Securities Act. We express no opinion other than as herein expressly set forth, and no opinion may be inferred or implied beyond that expressly stated herein.

Very truly yours,

/s/ Goldfarb Seligman & Co.